UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 20, 2012

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2012, Authentidate Holding Corp. (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) stating that Nasdaq had granted the Company an additional 180 days to regain compliance with Nasdaq’s $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Listing Rule”). Previously, on September 19, 2011, the Company was notified by Nasdaq that the Company did not satisfy the minimum bid price rule required for continued listing and was provided until March 19, 2012 to achieve compliance. In its March 20, 2012 notification, Nasdaq stated that although the Company had not regained compliance with the Listing Rule, it was eligible for the second grace period since it satisfied the other applicable requirements for continued listing on the Nasdaq Capital Market. The Company may achieve compliance during the additional 180-day period if the closing bid price of the Company’s common stock is at least a $1.00 per share for a minimum of 10 consecutive business days before September 17, 2012. This notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market or on the trading of the Company’s common stock. If the Company does not regain compliance during the second compliance period, Nasdaq will provide written notice that the Company’s common stock is subject to delisting from The Nasdaq Capital Market. In that event, the Company may appeal such determination to a hearings panel. There can be no guarantee that the Company will be able to regain compliance with the Listing Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	O’Connell Benjamin

Name:	O’Connell Benjamin
Title:	Chief Executive Officer

Date: March 22, 2012

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